Exhibit 99.3

CONCERNED SHAREHOLDER FORM OF PROXY

This proxy is solicited by CANEX Metals Inc. (the “Concerned Shareholder”), a shareholder of Gold Basin Resources Corporation (“Gold Basin” or the “Company”) and will be used at the Annual General Meeting of holders of common shares (each, a “Share”) of the Company, currently scheduled to be held on March 16, 2026 at 10:00 a.m. (Vancouver time) at the offices of Borden Ladner Gervais LLP, 1200 Waterfront Center, 200 Burrard Street, Vancouver, British Columbia and at any and all adjournments or postponements thereof (the “Meeting”). THIS PROXY MUST BE RECEIVED PRIOR TO 10:00 A.M. (VANCOUVER TIME) ON MARCH 12, 2026 (SEE REVERSE FOR DELIVERY INSTRUCTIONS).

The undersigned holder of Shares, revoking all proxies previously given, hereby nominates, constitutes, and appoints Dr. Shane Ebert or, failing him, Barbara O’Neill, or instead of either of them                      the true lawful attorney and proxyholder of the undersigned, with full power of substitution, to attend, vote and otherwise act for and on behalf of the undersigned in respect of all matters that may come before the Meeting, and at every adjournment or postponement thereof, and at every poll or ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were present at the Meeting. The undersigned hereby confers discretionary authority on the person named to vote as he sees fit in respect of each matter herein or with respect to any amendments or variations to the following matters and as to any other matters which may properly come before the Meeting or at any adjournment or postponement thereof. Without limiting the general authorization and powers conferred hereby, the undersigned hereby instructs the said proxy to vote the Shares represented by this form of proxy as indicated below.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT

1.	FOR		☐	Appointment of Manning Elliott LLP, as auditors of the Company for the ensuing year and authorizing the directors to fix their remuneration.
	WITHHOLD		☐
2.	FOR		☐	The fixing of the number of directors to be elected at the Meeting at five (5) members.
	AGAINST		☐
3.	The election of each of the nominees of the Concerned Shareholder, being John Robins, Jim Paterson, Shane Ebert, Mark Ernst and Jordan Ross, as the directors of the Company.
	A.	FOR	☐	John Robins	B.	FOR	☐	James Paterson
		WITHHOLD	☐			WITHHOLD	☐
	C.	FOR	☐	Shane Ebert	D.	FOR	☐	Mark Ernstz
		WITHHOLD	☐			WITHHOLD	☐
	E.	FOR	☐	Jordan Ross
		WITHHOLD	☐

The undersigned hereby revokes any proxy previously given with respect to the Meeting or any adjournment or postponement thereof.

Signature of Shareholder (and title if applicable) Dated this day of ___________ 2026.

Number of Gold Basin Shares

CONCERNED SHAREHOLDER FORM OF PROXY

The instructions below are incorporated into and form part of this form of proxy. The Shares represented by this proxy will be voted in accordance with the instructions of the Company shareholder (the “Shareholder”) on any ballot that may be called for and if the Shareholder specifies a choice with respect to any matter to be acted upon, the Shares will be voted accordingly. Where a choice is not specified, the Shares will be VOTED FOR the appointment of Manning Elliott LLP, Chartered Professional Accountants, as auditors of the Company; VOTED FOR the resolution fixing the number of directors to be elected at the Meeting at five (5); and VOTED FOR the election of namely John Robins, Jim Paterson, Shane Ebert, Mark Ernst and Jordan Ross, as directors of the Company.

INSTRUCTIONS

(1)	This proxy confers discretionary authority with respect to amendments or variations to certain matters identified either in the notice of meeting (the “Notice of Meeting”) or the dissident information circular (the “Dissident Circular”) and with respect to the other matters which might properly come before the Meeting. At the date of the Dissident Circular accompanying this form of proxy, the Concerned Shareholder knows of no such matters to come before the Meeting other than the matters referred to on this form of proxy and in the Notice of Meeting.

(2)	This proxy is valid only in respect of the Meeting or any adjournment(s) or postponement(s) thereof.

(3)	A Shareholder has the right to appoint a person or company (who need not be a Gold Basin shareholder) to represent him or her at the Meeting other than the nominees of the Concerned Shareholder. If you desire to designate as proxyholder a person or company other than Dr. Shane Ebert or, failing him, Barbara O’Neill, the proxyholders designated by the Concerned Shareholder, you should strike out their names and insert in the space provided the name of the person or company you desire to designate as proxyholder or complete another form of proxy.

(4)	Please sign this proxy and date the proxy. If this proxy is not dated, it will be deemed to be dated on the date it was received by the Laurel Hill.

(5)	A proxy, to be valid, must be signed and dated by the Shareholder or by his or her attorney authorized in writing or, where a Shareholder is a corporation, by a duly authorized officer or attorney of the corporation (which proxy, if not dated by the Shareholder, shall be deemed to be dated as of the date it was mailed by the Shareholder).

(6)	A proxy, in order to be effective, must be deposited in time for the Meeting. In order to facilitate such deposit, please return your proxy by mail utilizing the enclosed return envelope addressed to Laurel Hill Advisory Group, 70 University Avenue, Suite 1440, Toronto ON M5J 2M4, or by scanning and emailing your completed GOLD form of proxy to assistance@laurelhill.com prior to 10:00 A.M. (VANCOUVER TIME) ON MARCH 12, 2026.

(7)	Reference is made to the accompanying Dissident Circular for further information regarding completion and use of this proxy and other information relating to the Meeting.

(8)	Email address for return of proxies: assistance@laurelhill.com.